Exhibit 99.1

Achillion Shareholders Approve Agreement to be Acquired by Alexion

BLUE BELL, Pa., December 19, 2019 (GLOBE NEWSWIRE) – Achillion Pharmaceuticals, Inc. (Nasdaq: ACHN), a clinical-stage biopharmaceutical company dedicated to transforming the lives of patients and families affected by complement-mediated diseases, today announced that its shareholders have approved the acquisition of Achillion by Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN). Achillion continues to expect the transaction to close in the first half of 2020, subject to expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Alexion and Achillion have not yet submitted their filings under the HSR Act, and currently anticipate doing so in January 2020.

“Today’s results represent an important milestone in completing our transaction with Alexion and becoming better positioned to more quickly bring new, innovative and life-changing drugs to market,” said Joe Truitt, President and Chief Executive Officer at Achillion. “We appreciate the support of our shareholders, employees and partners, and we look forward to continuing to work with Alexion toward closing the transaction and achieving the anticipated benefits on behalf of patients and their families.”

At the December 19, 2019 special meeting of shareholders (the “Special Meeting”), Achillion’s shareholders voted to approve and adopt the Merger Agreement. Of the shares voted, approximately 99 percent voted to approve and adopt the Merger Agreement. The final vote results will be reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

Under the terms of the agreement, which was announced on October 16, 2019, Alexion will acquire Achillion for an initial consideration of approximately $930 million, or $6.30 per share in cash for each share of Achillion common stock. The transaction includes the potential for additional consideration in the form of non-tradeable contingent value rights (CVRs), which will be paid to Achillion shareholders if certain clinical and regulatory milestones are achieved within specified periods. These include $1.00 per share for the U.S. FDA approval of danicopan and $1.00 per share for ACH-5228 Phase 3 initiation.

About Achillion Pharmaceuticals

Achillion Pharmaceuticals, Inc. (Nasdaq: ACHN) is a clinical-stage biopharmaceutical company focused on advancing its oral small molecule complement inhibitors into late-stage development and commercialization. Research has shown that an overactive complement system plays a critical role in multiple disease conditions including the therapeutic areas of nephrology, hematology, ophthalmology and neurology. Achillion is initially focusing its drug development activities on complement-mediated diseases where there are no approved therapies or where existing therapies are inadequate for patients. Potential indications being evaluated for its compounds include paroxysmal nocturnal hemoglobinuria (PNH), C3 glomerulopathy (C3G), and immune complex membranoproliferative glomerulonephritis (IC-MPGN). Each of the product candidates in the Company’s oral small molecule portfolio was discovered in its laboratories and is wholly owned. To achieve its goal of advancing its investigational product candidates into Phase 3 clinical trials and commercialization, the Company plans to work closely with key stakeholders including healthcare professionals, patients, regulators and payors.

More information is available at http://www.achillion.com.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this document is as of December 19, 2019. Achillion assumes no obligation to update forward-looking statements contained in this document as the result of new information or future events or developments.

This document contains forward-looking information related to Alexion, Achillion and the proposed acquisition of Achillion by Alexion that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition, the anticipated contractual contingent value right payment, Achillion’s product pipeline and portfolio assets, the ability to achieve certain milestones that trigger the contractual contingent value right payment, and the anticipated timing of closing of the proposed acquisition. Risks and uncertainties include, among other things, risks related to the fact that the proposed acquisition may not be completed due to Achillion’s or Alexion’s failure to satisfy or waive the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all and the possibility that the acquisition does not close; risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals and the risk that one or more governmental entities may deny approval); the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of the consummation of the proposed acquisition on the market price of Alexion’s common stock, Alexion’s credit ratings and/or Alexion’s operating results; significant transaction costs or unexpected expenses; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies, including government-mandated price decreases of Alexion’s products; future business combinations or disposals; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the potential benefits of factor D inhibition as a treatment for complement-mediated diseases, including danicopan (ACH-4471) for paroxysmal nocturnal hemoglobinuria and C3glomerulopathy (C3G); the potential benefits of, and indications for, Achillion’s compounds that inhibit factor D, including danicopan and ACH-5228; the status of enrollment in Achillion’s ongoing clinical trials; Achillion’s expectations regarding the advancement of, and timeline for reporting results from, clinical trials of its product candidates (including danicopan and ACH-5228) as well as its ability to advance additional compounds; the possibility that results of clinical trials are not predictive of safety and efficacy results of products in broader patient populations; the possibility that clinical trials of product candidates could be delayed or terminated prior to completion for a number of reasons; the possibility that interim results from a clinical trial are not predictive of the final results of that trial and the possibility that results of early clinical trials or preclinical studies will not be indicative of the results of later clinical trials; Achillion’s expectations regarding the timing of regulatory interactions and filings; the uncertainty that the milestones for the contractual contingent value right payment may not be achieved in the prescribed timeframe or at all; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from Alexion’s and Achillion’s clinical studies; the possibility that Achillion fails to satisfactorily address matters raised by the regulatory agencies; whether and when drug applications may be filed in any jurisdictions for any potential indication for any of Alexion’s or Achillion’s pipeline assets; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any such products; and competitive developments.

A further description of risks and uncertainties relating to Achillion can be found in Achillion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and http://www.achillion.com.

These forward-looking statements are based on numerous assumptions and assessments made by Alexion and Achillion in light of their respective experiences and perceptions of historical trends, current conditions, business strategies, operating environment, future developments and other factors they believe are appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document could cause Alexion’s plans with respect to Achillion, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in the forward-looking statements in this document are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this document.

Investor Relations:

Clayton Robertson

Achillion Pharmaceuticals, Inc.

Tel. 215-709-3078

Media:

Susanne Heinzinger

Senior VP, Corporate Communications

Achillion Pharmaceuticals, Inc.

Tel. 215-709-3032

Source: Achillion Pharmaceuticals, Inc.